UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 2, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
No.)

396 Alhambra Circle, Suite 255, Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (786) 483-1757

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

PROFESSIONAL HOLDING CORP.

FORM 8-K

CURRENT REPORT

Item 8.01 Other Events.

On March 2, 2020, the Board of Directors of Professional Holding Corp. (the “Company”) authorized a stock repurchase plan providing for the repurchase of up to $10.0 million of the Company’s currently outstanding shares of Class A Common Stock.  The timing, price, and volume of repurchases will be based on market conditions, relevant securities laws and other factors.  The repurchase of our Class A Common Stock may be made from time to time through solicited or unsolicited transactions in the open market, in privately negotiated transactions, block purchases, or pursuant to a Rule 10b5-1 plan.  The program may be discontinued or amended at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL HOLDING CORP.

Date:	March 4, 2020	By:	/s/ Michael C. Sontag
Michael C. Sontag
EVP and General Counsel